Exhibit 4.1

COMMON STOCK COMMON STOCK

PAR VALUE $0.001 THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND

COLLEGE STATION, TX

Certificate Shares

Number * * 000000 ******************

*	* * 000000 *****************

ZQ00000000

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ARROWHEAD PHARMACEUTICALS, INC. ***** 000000 ***************

****** 000000 **************

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

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SEE REVERSE FOR CERTAIN DEFINITIONS

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FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE, OF

Arrowhead Pharmaceuticals, Inc. , transferable on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the seal of the Corporation.

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE TRUST COMPANY, N.A.

Chief Executive Officer TRANSFER?AGENT AND?REGISTRAR,

By Chief Financial Officer

AUTHORIZED?SIGNATURE

ARROWHEAD PHARMACEUTICALS, INC.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common UNIF GIFT MIN ACT—Custodian

(Cust)(Minor)

TEN ENT—as tenants by the entireties under Uniform Gifts to Minors Act

(State)

JT TEN—as joint tenants with right of survivorship UNIF?TRF MIN ACT—Custodian (until age )

and not as tenants in common(Cust)

under Uniform Transfers to Minors Act

(Minor)(State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received,             hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares

of the Common Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:             20 Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks,

Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED

SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

Signature:

Signature:

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular,

without alteration or enlargement, or any change whatever.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have

processed as requested. If you did not specify a cost basis

calculation method, we have defaulted to the first in, first out

(FIFO) method. Please visit our website or consult your tax

advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any

activity in your account for the time periods specified by state law, your property could become subject to state unclaimed

property laws and transferred to the appropriate state.